Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

AngloGold Ashanti plc
Staines-upon-Thames, United Kingdom

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AngloGold Ashanti plc of our report dated March 17, 2023, relating to the consolidated financial statements of Kibali (Jersey) Limited as of and for the years ended December 31, 2022 and 2021, which appears in AngloGold Ashanti plc’s Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this Registration Statement.

/s/ BDO LLP

BDO LLP
London, United Kingdom
April 25, 2024